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                                    EXHIBIT 5

                                                                  EXECUTION COPY


                              AMENDED AND RESTATED
                              --------------------
                   SENIOR SECURED LOAN AND SECURITY AGREEMENT
                   ------------------------------------------

                                                            Date:  July 30, 2001

     THIS AMENDED AND RESTATED SECURED LOAN AND SECURITY AGREEMENT (hereinafter, the "Agreement") is made between Landmark Communications, Inc. (hereinafter, "Lender"), a corporation organized and existing under the laws of the State of Virginia having an office at 150 W. Brambleton Avenue, Norfolk, VA 23510, and coolsavings.com inc. (hereinafter, "Borrower"), a Michigan corporation with its principal executive offices at 360 N. Michigan Ave., 19th Floor, Chicago, IL 60601, in consideration of the mutual covenants contained herein and benefits to be derived herefrom. This Agreement supersedes that certain Loan and Security Agreement, dated as of June 14, 2001, by and between the Lender and the Borrower (the "Original Agreement"). The Master Note that was made by the Borrower in favor of the Lender pursuant to the Original Agreement shall be amended and restated in its entirety by the Borrower and the Lender on the terms and conditions of the Senior Secured Note attached hereto as Exhibit A (the "Note"). All capitalized terms shall have the respective meanings ascribed to them in Exhibit B hereto.

                              W I T N E S S E T H:
                              --------------------

                                   ARTICLE 1.

                                    THE LOAN

     1.1. Initial Loan and Advances.
          --------------------------

     (a) For value received Borrower unconditionally promises to pay to the order of Lender on the Maturity Date (as defined below), without offset, the original principal sum of Five Million Dollars ($5,000,000.00) (the "Original Principal Amount") with interest on the outstanding principal amount which shall accrue and compound thereon at the interest rates set forth below (the "Initial Loan") and as set forth in the Note.

     (b) For value received Borrower unconditionally promises to pay to the order of Lender ON DEMAND, without offset, the unpaid principal amount of any and all sums advanced to the Borrower at the Lender's sole discretion, from time to time (an "Advance") and outstanding under that certain Commercial Demand Grid Note attached hereto as Exhibit C (the "Grid Note") together with interest on each and all such Advances from the date of any such Advance which shall accrue and compound thereon at the interest rates set forth below (the Initial Loan together with any and all Advances, the "Loan"). Notwithstanding the foregoing, the aggregate amount of any Advances under the Grid Note shall at no time exceed Five Million Dollars ($5,000,000). Lender shall not be obligated to make any Advance to Borrower at any time and should Lender, in its sole discretion, make an Advance, the decision to evidence Borrower's repayment obligation with respect thereto under the Grid Note shall also be at Lender's sole discretion. The Grid Note shall be a demand obligation which shall be payable by the Borrower at Lender's demand at any time and from time to time. For purposes of this


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Agreement, "Advance" shall be deemed to include any reimbursement obligation of
Borrower to Lender that Lender records as an advance under the Grid Note.

     (c) As additional consideration for the Initial Loan, the Borrower shall issue to the Lender a warrant to purchase common stock of the Borrower in the form attached hereto as Exhibit D (the "Initial Warrant").

     1.2. Interest on the Initial Loan and Repayment.
          -------------------------------------------

     (a) The outstanding principal amount on the Initial Loan shall bear interest at the rate of twelve percent (12%) per annum; provided, however, that if the First Tranche Closing as such term is defined in that certain Securities Purchase Agreement, dated as of July 30, 2001, by and among the Borrower, the Lender and Landmark Ventures VII, LLC (the "Purchase Agreement") is consummated, then from and after the date of such Closing the Initial Loan (including the outstanding principal and interest that has then accrued) shall bear interest at the rate of eight percent (8%) per annum. Interest shall be computed on the actual number of days elapsed on the basis of a year consisting of 360 days. All interest shall accrue and compound quarterly on: October 31, January 31, April 30 and July 31 of each year (each such date, a "Quarterly Payment Date"). Such accrued and compounded interest shall be added to the principal amount of the Note.

     (b) Notwithstanding the foregoing, any amount outstanding under the Initial Loan shall bear interest from and after the Maturity Date at the rate of sixteen (16%) per annum (the "Default Interest Rate"), increasing monthly by an annual rate which is one (1) percentage point above the then current Default Interest Rate for each month that the Note remains overdue. Any interest on the Initial Loan accruing after the Maturity Date shall accrue and be compounded monthly (the date of such compounding, the "Monthly Compounding Date" and collectively with the Quarterly Payment Date, the "Compounding Date") until the obligation of Borrower, with respect to the payment of such interest, has been discharged (whether before or after judgment). Such accrued and compounded interest shall be added to the principal amount of the Note.

     (c) Notwithstanding the foregoing, the effective annual rate under the Initial Loan (including the Default Interest Rate) shall not exceed a maximum annual rate of twenty-four (24%) percent or the maximum annual rate permitted by law, whichever is less.

     (d) The Initial Loan shall be paid in full on the Maturity Date. Until the Initial Loan is paid in full, on each Compounding Date, in lieu of a cash payment of the interest due, Borrower shall pay such interest "in-kind". In lieu of delivering separately documented and certificated promissory notes (the "Note PIK Payment") and warrants (the "Warrant PIK Payment") for such "in- kind" payments, the Note PIK Payment shall be effected by adding the accrued interest to the principal amount of the Note (as described by the compounding in Sections 1.2(a) and 1.2(b) above) and the Warrant PIK Payment shall be effected through the provision in the Initial Warrant which provides that for every dollar of interest accrued, compounded and added to the principal amount of the Initial Loan, the aggregate number of shares of Borrower's common stock that may be purchased under the Initial Warrant shall be increased by two (2) (as such number may be adjusted for dividends, splits, combinations and the

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like). The foregoing notwithstanding, no Warrant PIK Payment shall be required until after the First Tranche Closing and then only in respect of interest payments accruing thereafter under the Initial Loan. Lender acknowledges that the amount of the Note PIK Payment shall be deemed an additional loan borrowed from the Lender (it being further acknowledged by the Borrower that it shall not receive additional funds in connection with any such loan).

     (e) Borrower may not prepay the Initial Loan except as follows: On or after the third anniversary of the date hereof, the Borrower may prepay the Note if and only if (i) the Borrower has had earnings and positive cash flow during the most recent four fiscal quarters prior to such payment, (ii) Borrower has no Indebtedness outstanding other than the Initial Loan, the Senior Secured Note and trade payables incurred in the ordinary course of business (none of which shall be more than ninety (90) days past due), (iii) the Quick Ratio set forth in 4.12 below, immediately after giving effect to the prepayment, will be 2 to 1 and the Working Capital, also immediately after giving effect to the prepayment, will be a net positive of $3 million, and (iv) Borrower's chief financial officer has certified to Lender in writing (including supporting computations) that each of the foregoing conditions is satisfied.

     1.3. Interest on any Advances.
          -------------------------

     (a) The outstanding principal amount on any Advances hereunder shall bear interest at the rate of eight percent (8%) per annum. Interest shall be computed on the actual number of days elapsed on the basis of a year consisting of 360 days.

     (b) Any amounts outstanding under any Advances hereunder that shall have been demanded by the Lender hereto and not paid shall bear interest from and after the date of such applicable demand at the rate of sixteen (16%) per annum (the "Demand Interest Rate"), increasing monthly by an annual rate which is one
(1) percentage point above the then current Demand Interest Rate for each month that the Grid Note remains overdue. Any interest on the Advances shall accrue and be compounded monthly until the obligation of Borrower, with respect to the payment of such interest, has been discharged (whether before or after judgment).

     (c) Notwithstanding the foregoing, the effective annual rate under the Advances (including the Demand Interest Rate) shall not exceed a maximum annual rate of twenty-four (24%) percent or the maximum annual rate permitted by law, whichever is less.

     (d) Borrower may prepay the Grid Note at any time and from time to time.

     1.4. Priority of Payment.
          --------------------

     (a) All payments under the Loan shall be made to Lender at its address specific above, or at such other address as Lender may specify in writing to Borrower. All payments received from Borrower hereunder shall be applied, at the option of Lender, first in payment of any costs or expenses of Lender due to Lender pursuant to the terms of this Agreement, second in payment of interest accrued and unpaid on the Grid Note, third in payment of the outstanding principal balance of the Grid Note, and, when prepayment is permitted, fourth to the payment of interest accrued and unpaid on the Note, and fifth, to reduce the principal balance of the Note.

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     (b) At Lender's sole discretion, Lender may forgive any portion of any principal or interest amounts due under the Grid Note and unpaid as effective payment of any portion of the exercise price of any warrants to purchase common stock of Borrower that Lender then holds and wishes to exercise. Any payments of expenses, principal or interest shall be made in lawful money of the United States of America.

     1.5. Maturity Date of the Initial Loan. Borrower shall pay all outstanding principal and unpaid accrued interest on the Note in full on January 26, 2002 (the "Maturity Date"); provided, however, that, if the transactions contemplated under the Purchase Agreement are consummated, the Maturity Date of the Note shall be June 30, 2006. Notwithstanding the foregoing if any amount under the Initial Loan or any Advances are not paid in full when due or demanded, whether at maturity, by acceleration or otherwise (the "Default Date"), the Maturity Date shall be the Default Date.

     1.6. Change of Control. If at any time after the date of this Agreement and prior to the Maturity Date, Borrower shall undergo a Change of Control, then the holder hereof shall have the option to accelerate the Maturity Date to the date of the consummation of such Change of Control and demand payment of all outstanding principal and unpaid accrued interest on the Note and the Grid Note in full in lawful money of the United States of America payable at the principal office of Lender, or at such other place as Lender may specify in writing to Borrower.

     1.7. Use of Proceeds. The proceeds of the Loan shall be used solely for general working capital purposes.

                                   ARTICLE 2.

                           GRANT OF SECURITY INTEREST

     2.1. Grant of Security Interest. To secure Borrower's prompt, punctual, and faithful performance of all and each of Borrower's Liabilities, Borrower hereby grants to Lender a continuing security interest in and to, and assigns to Lender, the following, and each item thereof, whether now owned or now due, or in which Borrower has an interest, or hereafter acquired, arising, or to become due, or in which Borrower obtains an interest, and all products, proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which Lender may in the future be granted a security interest, is referred to herein as the "Collateral"):

     (a) All Accounts and Accounts Receivable (including health-care- insurance receivables);

     (b) All Inventory;

     (c) All Contract Rights (or other rights to the payment of money);

     (d) All General Intangibles (including without limitation all intellectual property, payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, engineering drawings, service marks, and all licenses, permits, agreements of any kind or nature pursuant to which Borrower possesses, uses

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or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of Borrower);

     (e) All Investment Property;

     (f) All Equipment (and any accessions thereto);

     (g) All Goods;

     (h) All Fixtures;

     (i) All Chattel Paper (whether tangible or electronic);

     (j) All books, records, and information relating to the Collateral and/or to the operation of Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded and maintained;

     (k) All software, computer programs, customer lists, tax refunds, goodwill, trade secrets, and other recorded data, including without limitation writings, plans, specifications and schematics, and all rights relating to the foregoing;


     (l) All Instruments (including promissory notes), Documents of Title, Documents, policies and certificates of insurance, Securities and all other investment property, supporting obligations, deposits, deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, general tort claims, impressed accounts, compensating balances, money, cash, or other property;

     (m) All insurance claims and proceeds, refunds and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing ((a) - (1)) or otherwise; and

     (n) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing including the right of stoppage in transit.

     (o) Any and all Bank Collateral and Additional Bank Collateral as such terms are defined in Section 2(h) of the Forbearance and Reaffirmation Agreement dated as of June 15, 2001, as amended July 27, 2001, by and between American National Bank and Trust Company ("ANB") and the Borrower (the "ANB Forbearance Agreement").

     2.2. Extent and Duration of Security Interest. This grant of a security interest is in addition to, and supplemental of, any security interest previously granted by Borrower to Lender, is applicable to all Liabilities, and shall continue in full force and effect until all Liabilities have been paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duly authorized officer of Lender.

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                                   ARTICLE 3.

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

     To induce Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations hereunder, each of which loans shall be deemed to have been made in reliance thereupon, Borrower, in addition to all other representations, warranties, and covenants made by Borrower in any other Loan Document, makes the following representations, warranties, and covenants.

     3.1. Due Organization. Borrower presently is and shall hereafter remain in good standing as a corporation in its state of formation and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of Borrower's assets or operation of Borrower's business, such qualification may be necessary and the failure to be so qualified would have a Material Adverse Effect on the Borrower or its businesses.

     3.2. Corporate Authorization. Borrower has all requisite corporate power and authority to execute and deliver to Lender all and each of the Loan Documents to which Borrower is a party, and has and will hereafter retain all requisite corporate power to perform all and singular of the Liabilities.

     3.3. Enforceability. The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

     3.4. Consents and Approvals; No Violations. The execution and delivery of the Loan Documents and the consummation of the transactions contemplated hereby and thereby will not: (a) violate or conflict with any provision of the Charter or bylaws of Borrower; or (b) breach, violate or constitute a material event of default (or an event which with the lapse of time or the giving of notice or both would constitute a material event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which Borrower is a party, or by which Borrower or any of its properties or assets may be bound, or result in the creation of any material lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of Borrower pursuant to the terms of any such instrument or obligation (other than any breach, violation or default that has been expressly waived in connection herewith) and other than any liens granted pursuant to the Loan Documents. All of the representations and warranties under the Original Agreement were and are, respectively, true and correct in all respects at and as of the date of the Original Agreement and on and as of the date hereof (as though made on and as of the date hereof).

     3.5. Title to Properties; Security Interest. Borrower has good and valid title to all personal property, tangible or intangible, which Borrower purports to own and which is pledged hereunder, including the properties reflected on the Balance Sheet or acquired after the date thereof (other than properties and assets sold or otherwise disposed of in the ordinary course of

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business and consistent with past practice since the Statement Date), free and clear of any claims, liens, pledges, security interests or encumbrances of any kind whatsoever, except those in favor of Lender, subject only to the prior security interests granted to ANB and Midwest Guaranty Bank (solely with respect to equipment leases). The security interests granted to Lender in the Collateral constitute valid and perfected security interests in the Collateral.

     3.6. Name; Location of Chief Executive Office; Location of Collateral. Except as disclosed on Schedule 3.6, Borrower has not done business and will not, without at least thirty (30) days prior written notice to Lender, do business under any name other than that specified in the preamble above. The chief executive office of Borrower is located at the address indicated in the preamble above. Schedule 3.6 is a complete and accurate list of every location at which any of the Collateral is located. Borrower shall not effect the Merger contemplated under the Purchase Agreement unless and until (a) the surviving corporation assumes all of Borrower's obligations hereunder and (b) Borrower takes all steps required to preserve and maintain Lender's perfected security interests in the Collateral, subject only to the prior security interests granted to ANB and Midwest Guaranty Bank (solely with respect to equipment leases).

     3.7. Representations, Warranties, and Covenants Contained in Purchase Agreement. Borrower represents, warrants and covenants that all of the representations, warranties, and covenants made by Borrower under the Purchase Agreement are true and complete as of the date hereof, and agrees that such representations, warrants and covenants are incorporated and made part of this Agreement by reference and shall continue in full force and effect regardless of any termination of such Purchase Agreement or any survival limitation therein.

     3.8. Disclosure. No representation or warranty by Borrower contained in this Agreement or the Purchase Agreement and no statement contained in any schedule, certificate or other document or instrument delivered or to be delivered pursuant to the Loan Documents by Borrower or its representatives contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading when made.

                                   ARTICLE 4.

                              AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that, until payment in full of the outstanding Liabilities or for so long as Lender may have any commitment to make any loans or advances, Borrower will continue to do all of the following:

     4.1. Payment of Obligations. Punctually pay the principal of and interest on the Liabilities, at the times and places, in the manner and in accordance with the terms of this Agreement, the Note, the Grid Note, and the other Loan Documents.

     4.2. Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now being conducted by the Borrower, and do and cause to be done all things necessary to maintain and keep in full force and effect its corporate existence in good standing in each jurisdiction in which it conducts business.

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     4.3. Compliance with Laws, Etc. Comply in all material respects with all laws, statutes, ordinances, orders, rules or regulations applicable to the Borrower or to the Collateral (or any part thereof) or to any other property owned, leased, operated or used by the Borrower, including, without limitation, environmental laws, the violation of which would have a material adverse effect on the business, operations, properties or financial condition of the Borrower; provided, Lender acknowledges that Borrower is currently not in compliance to the extent described in Schedule 3.12 of the Purchase Agreement; and, provided, further that notwithstanding such acknowledgement Borrower shall use its best efforts to promptly cure such non- compliance and nothing herein shall be deemed or construed to excuse or otherwise modify Borrower's indemnification obligations under the Purchase Agreement with respect to such matters.

     4.4. Payment of Liabilities and Taxes. Pay, when due, all of its Indebtedness and liabilities, and pay and discharge promptly all taxes, assessments and governmental charges and levies (including, without limitation, F.I.C.A. payments and withholding taxes) upon the Borrower or upon the Borrower's income, profits or property (including, without limitation, the Collateral), except to the extent the amount or validity thereof is contested in good faith by appropriate proceedings so long as adequate reserves have been set aside therefor. It is acknowledged that existing payment defaults have been disclosed under Schedule 3.8 of the Purchase Agreement and that such defaults shall be cured in the manner described in Section 5.15 of the Purchase Agreement.

     4.5. Contractual Obligations. Comply with any agreement or undertaking to which the Borrower is a party and maintain in full force and effect all contracts and leases to which the Borrower is or becomes a party unless the failure to do so would not have a material adverse effect on the business, operation, properties or financial condition of the Borrower.

     4.6. Maintenance of Properties. Do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that the Borrower's business may be properly conducted at all times, unless the failure to do so would not have a material adverse effect on the business, operation or financial condition of the Borrower. The Borrower shall promptly notify the Lender of any event causing deterioration, loss or depreciation in value of any substantial portion of the Collateral and the amount of such loss or depreciation. The Borrower shall perform, observe, and comply with all of the terms and provisions to be performed, observed or complied with by it under each contract, agreement or obligation relating to the Collateral. The Lender shall have no duty to, and the Borrower hereby releases the Lender from all claims for loss or damage caused by the failure of the Lender to, collect, protect, preserve or enforce any of the Collateral or preserve rights against account debtors and prior parties to the Collateral.

     4.7. Insurance.
          ----------

     (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to

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businesses similar to Borrower's. Borrower shall also maintain liability insurance and worker's compensation insurance.

     (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Lender. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Lender, showing Lender as an additional loss payee thereof and all liability insurance policies shall show the Lender as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Lender before canceling its policy for any reason. At Lender's request, Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Lender, be payable to Lender.

     4.8. Inspection. Permit the Lender, by its representatives and agents, to inspect any of the properties, books and financial records of the Borrower, to examine and make copies of the books of accounts and other financial records of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, the Borrower (or its representatives) at such reasonable times and intervals as the Lender may designate. In connection with the foregoing, the Lender and its representatives and agents, at the expense of the Borrower, shall have the right to (a) enter any business premises of the Borrower or any other premises where the Collateral and the records relating thereto may be located and to audit, appraise, examine and inspect the Collateral and all records related thereto and to make extracts therefrom and copies thereof, and (b) verify under reasonable procedures the validity, amount, quality, quantity, value and condition of, and any other matter relating to, the Collateral, including contacting account debtors or any person possessing any of the Collateral.

     4.9. Collection of Receivables Collateral. Collect its Receivables Collateral only in the ordinary course of business consistent with Borrower's past practices, and shall not, without the Lender's prior written consent unless done so in the ordinary course of business consistent with past practices made known to the Lender in writing, compromise or adjust the amount of any Receivable Collateral or extend the time for payment of any Receivable Collateral.

     4.10. Further Assurances. Defend the title of the Borrower to the Collateral and the security interest and lien thereon of the Lender against all persons and against all security interests and liens on the Collateral adverse to those of the Lender. The Borrower will, from time to time, at the expense of the Borrower, execute, deliver, acknowledge and cause to be duly filed, recorded or registered any statement, assignment, instrument, paper, agreement or other document and take any other action that from time to time may be necessary or desirable, or that the Lender may reasonably request, in order to create, preserve, continue, perfect, confirm or validate the security interest and lien of the Lender on the Collateral or to enable the Lender to obtain the full benefits of this Agreement or to exercise and enforce any of its rights, powers and remedies hereunder or under applicable laws. The Borrower shall pay all costs of, and incidental to, the filing, recording or registration of any such document as well as any recordation, transfer or other tax required to be paid in connection with any such filing, recordation or registration. The Borrower hereby covenants to save harmless and indemnify the Lender from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes and recording costs incurred by the Lender in connection with this Agreement or

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the Collateral which covenant shall survive the termination of this Agreement and the payment of all other Liabilities. The Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement signed by the Borrower in connection with this Agreement shall be sufficient as a financing statement. If any Receivable Collateral arises out of a contract with the United States of America or any state, county, municipality or any department, agency or instrumentality thereof, the Borrower shall immediately notify the Lender thereof and, if required by the Lender, execute and deliver any agreements, notices and/or assignments and do such other things as may be satisfactory to the Lender in order that all sums due or to become due to the Borrower under such contract shall be duly assigned to the Lender in accordance with the Federal Assignment of Claims Act and/or any other applicable federal, state and local laws or regulations relating to the assignment of governmental obligations. If, in the reasonable opinion of the Lender, any Equipment is or may become a part of any real estate owned or leased by the Borrower, the Borrower will, upon the request of the Lender, use its best efforts to furnish to the Lender in form and content satisfactory to the Lender, a landlord's waiver by the record owner of such real estate and a mortgagee's waiver by any person who has a security interest or lien on such real estate which is or may be superior to the security interest and lien of the Lender on such Equipment.

     4.11. Notice. Promptly give written notice to the Lender of (a) the occurrence of any Default or any event, development or circumstance which might materially adversely effect the business, operations, properties or financial condition of the Borrower, (b) any litigation instituted or threatened against the Borrower or any judgment against the Borrower where claims against the Borrower exceed $50,000 and are not covered in full by insurance, and (c) any notice of a claim against, or investigation of, the Borrower, the Collateral or any other property owned, leased, operated or used by the Borrower. Borrower shall also promptly provide Lender with copies of all notices received from, or required to be provided to, ANB or Midwest Guaranty Bank under the Forbearance Agreements, or to any landlord from which the Borrower leases any real property under any lease agreement.

     4.12. Financial Covenants.
           --------------------

     (a) Performance Against Forecast. By e-mail dated July 27, 2001, Borrower delivered to Lender a "coolsaving.com (Conservative Case) Cash Source & Use Forecast 2001 (Jun 18 to Dec 31)" (the "Conservative Forecast") 7/27/01 12:00 AM.(1) During each calendar month in 2001 and each calendar quarter in 2002, Borrower shall comply with each of the following:

               (i) Borrower's Earned Cash Billings (defined below) shall not be less than the "Invoicing (Est.) cash" amount for the applicable month or the "[number] quarter 2002 cash" amount for the applicable quarter as set forth in Section II of the Conservative Forecast (e.g., $1,998,000 for September 2001);


----------

(1) For purposes of identification, the Conservative Forecast indicates Projected Cash (Requirement) of $1,316,357.69 at 31- Dec-01 and ($5,075,595.70) at 4th Quarter 2002.

               (ii) Borrower's actual Costs of Services and actual Marketing expenses shall not exceed the "Cost of Services" and "Marketing" amounts, respectively (each, a "Cost Threshold"), for the applicable month or quarter as set forth in Sections VI and VII of the Conservative Forecast (e.g., $235,224.10 in Costs of Services and $478,696 in Marketing for September 2001) unless the amount by which the applicable Cost Threshold is exceeded in the applicable month or quarter is offset on a dollar-for-dollar basis by the amount by which the Earned Cash Billings exceed the "Invoicing (Est.) cash" amount in the applicable month or quarter;

               (iii) Borrower's actual capital expenditures shall be in an amount at least equal to the "Capital Expenditure Budget" amount for the applicable month or quarter as set forth in Section VII of the Conservative Forecast;

               (iv) Borrower's actual accounts payable balance shall not exceed the "Period Ending A/P balance" amount for the applicable month or quarter as set forth in Section V of the Conservative Forecast by an amount more than the lesser of (A) $100,000, or (B) 2% of the applicable "Period Ending A/P balance" on the Conservative Forecast;

               (v) Borrower's actual cash on hand shall not be less than 98% of the "Projected Cash Requirement" amount for the applicable month or quarter as set forth in Section IX of the Conservative Forecast; and

               (vi) Borrower's bad debt experience with respect to the billings rendered in a month or quarter, as applicable, shall not be more than 3% of the Earned Cash Billings for such month or quarter.

Each item used or included for purposes of calculating an entry on the Conservative Forecast (such as "Cost of Services") shall be consistently used and included for purposes of calculating the "actual" amount of such entry in the applicable test set forth above; provided, Earned Cash Billings shall be calculated as provided below.

     (b) Minimum Working Capital and Ratio. Borrower shall maintain on a consolidated basis, as of the last day of each calendar month, Working Capital (defined below) and a Quick Ratio (defined below) of at least the following amounts at the following times:

  Minimum Working           Quick
      Capital               Ratio                   Period
      -------               -----                   ------

($4,500,000; deficit      .3 to 1.0      through First Tranche Closing
 increasing by
$1,500,000 for each
month after 9/30/01
 that First Tranche
Closing is delayed)
      $200,000            .4 to 1.0      First Tranche Closing
                                         through Second Tranche
                                         Closing
      $600,000            .5 to 1.0      Second Tranche Closing
                                         through June 30, 2002
      $750,000            1.0 to         July 1, 2002 through
                          1.0            December 31, 2002
     $2,000,000           1.3 to 1.0     At all times thereafter

     (c) Total Indebtedness to Tangible Net Worth. Borrower shall maintain on a consolidated basis, as of the last day of each calendar month, a ratio of Total Indebtedness (defined below) to Tangible Net Worth (defined below) of at least the following amounts at the following times:

          Indebtedness/Net
          ----------------
            Worth Ratio:                Period:
            ------------                -------

             [N/A]             through First Tranche Closing
           8.0 to 1.0          First Tranche Closing through
                               Second Tranche Closing
           2.0 to 1.0          Second Tranche Closing through
                               first four full fiscal quarters
                               thereafter
           1.0 to 1.0          At all times thereafter

     (d) Total Indebtedness to EBITDA. Borrower shall maintain on a consolidated basis, as of the last day of each calendar month, a ratio of Total Indebtedness to EBITDA (defined below) of at least the following amounts at the following times:

          Indebtedness
          EBITDA Ratio:                     Period:
          -------------                     -------

           3.0 to 1.0          From and after December 31,
                               2002

     (e) Compliance Certificate. Within fifteen (15) business days after the end of each calendar month and twenty (20) days after the end of each quarter, as applicable,, Borrower shall deliver to Lender a compliance certificate, executed by Borrower's president and its chief financial officer (and in a form reasonably satisfactory to Lender) which certifies Borrower's compliance with the financial covenants in this Section 4.12 for the immediately preceding month and quarter, as applicable.

     4.13. Commercial Tort Claims. If Borrower shall at any time hold or acquire a commercial tort claim, Borrower shall immediately notify Lender in a writing signed by Borrower of the brief details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender.

     4.14. Newly Created Intellectual Property. Borrower will promptly notify Lender of all new trademark, patent and copyright registrations and applications for registration now or hereafter filed by Borrower.

                                   ARTICLE 5.

                               NEGATIVE COVENANTS

     Borrower covenants and agrees that, until payment in full of the outstanding Liabilities, Borrower will not do any of the following:

     5.1. Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), all or any part of its business or property, other than Transfers: (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business; or (iv) of worn-out or obsolete equipment.

     5.2. Changes in Business. Engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto). The Company acknowledges that excessive e-mail transmissions, while promoting short-term revenue increases, could have detrimental effects on the long term financial prospects of the Company. The Company agrees to monitor the member opt-out rate and to not transmit excessive member e-mails that could cause such opt-out rate to exceed 3.5%.

     5.3. Dividends or Investments. Borrower shall not, without the prior written consent of Lender:

     (a) Pay any cash dividend or make any other distribution in respect of any class of Borrower's capital stock (other than dividends paid in kind with respect to Borrower's Series B Preferred Stock);

     (b) Own, redeem, retire, purchase, or acquire any of Borrower's capital stock;

     (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity;

     (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity or acquire all or substantially all of the assets of any corporation or other entity;

     (e) Consolidate any of Borrower's operations with those of any other corporation or other entity;

     (f) Organize or create any Related Entity; or

     (g) Subordinate any debts or obligations owed to Borrower by any third party to any other debts owed by such third party to any other Person.

     5.4. Restrictions on Indebtedness; Expenditures and Material Obligations.
          --------------------------------------------------------------------

     (a) Borrower shall not make any loans or advances to, nor acquire, guarantee or otherwise become responsible for the Indebtedness of, any Person, other than advance payments made to Borrower's suppliers in the ordinary course or to Borrower's employees for travel and related expenses.

     (b) Borrower shall not create, incur, assume or be or remain liable with respect to Indebtedness, except for (i) Permitted Indebtedness and (ii) trade indebtedness incurred in the ordinary course of business.

     (c) Borrower shall not make any payment in respect of any Indebtedness, except payments made in respect of (i) Permitted Indebtedness, to the extent such payments are made in compliance with the terms of such Permitted Indebtedness (and do not constitute prepayments, other than the prepayments required under the terms of the Forbearance Agreements) and (ii) trade indebtedness incurred in the ordinary course of business. Without limiting the payments prescribed in the preceding sentence, Borrower shall not (A) make any payment out of the ordinary course of business, (B) make any payment to any shareholder or shareholder Affiliate (excluding payments made to Borrower and/or its Affiliates) or any director, officer or employee (excluding employee salaries, board fees and expense reimbursements in accordance with Borrower's policies and procedures) or (C) make any payment that could cause Borrower to breach the financial covenants made under this Agreement or prevent Borrower from paying, when due, accrued dividends on its Series B Preferred Stock.

     (d) Borrower shall not amend any provision contained in any documentation relating to any Indebtedness (including Permitted Indebtedness) without Lender's prior written consent.

     (e) Borrower shall not make any material increases in annual salaries of its employees outside of the ordinary course and consistent with past practice.

     (f) Borrower shall not enter into any material agreements, joint venture agreements, license agreements, revenue sharing agreements, or other arrangements which allocate revenues to a third party or obligate Borrower to pay any kind of fees which, individually, would exceed $250,000 per year, or $750,000 over the term such arrangement, or which when combined with all similar arrangements would involve fees in excess of $2,000,000.

     (g) Borrower shall not enter into any material agreements, joint venture agreements, license agreements, revenue sharing agreements, alliances or other arrangements which allocate revenues to a third party or obligate Borrower to perform any services which on an arms length basis calculated at fair market value, individually would exceed $250,000 per year, or $750,000 over the term of such arrangement, or which when combined with all similar arrangements would involve in kind services on an arms length basis calculated at fair market value in excess of $2,000,000.

     5.5. Transactions with Affiliates. Directly or indirectly enter into any material transaction with any Affiliate of Borrower or permit to exist any such material transaction other than as set forth on Schedule 5.5 (which shall only list transactions existing through the date hereof) except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

     5.6. Executive Management. Borrower shall not change its Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, or Executive Vice President, Business Development from those individuals occupying such positions at the execution of this Agreement without the written consent of Lender.

     5.7. Amendment to Forbearance Agreements; Additional Borrowings. Without the prior written consent of the Lender, the Borrower shall not (i) amend, alter or terminate the ANB Forbearance Agreement or that certain Forbearance Agreement between Midwest Guaranty Bank and the Borrower dated July 27, 2001, or that certain Letter Agreement between 360 Michigan Trust and the Borrower dated June 14, 2001 (collectively, the "Forbearance Agreements") or (ii) incur any additional indebtedness from ANB or Midwest Guaranty Bank at any time, whether under existing loan documents or otherwise.

     5.8. Change in Control. Borrower shall not, without the prior written consent of Lender, change the ownership of the capital stock of Borrower such that a Change of Control would result.

     5.9. Changes in Business Locations or Incorporation. Borrower will not, without at least thirty (30) days prior written notification to Lender, relocate its chief executive office or add any new offices or business locations or create any Subsidiary or reincorporate in any other jurisdiction (excluding the reincorporation contemplated by the Merger).

     5.10. Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, except for permitted Encumbrances hereunder.

                                   ARTICLE 6.

                                EVENTS OF DEFAULT

     The occurrence of any event described in this Article 6 shall constitute an "Event of Default" herein. Upon the occurrence of any Event of Default any and all Liabilities shall become due and payable, without any further act on the part of Lender. Upon the occurrence of any Event of Default, or the entry of any order for relief with respect to Borrower under the Bankruptcy Code, any and all Liabilities of Borrower to Lender shall become immediately due and payable, at the option of Lender and without notice or demand. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between Lender and Borrower and instruments and papers given Lender by Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

     6.1. Failure to Pay the Loan. The failure by Borrower to pay, when due, any amount under the Loan or any other Liability provided that such failure to pay is not cured within five (5) business days.

     6.2. Failure to Perform Covenant or Liability. Except for payment defaults as set forth in Section 6.1, the failure by Borrower to promptly, punctually, faithfully and timely to perform or discharge, or to comply with, any covenant to or with Lender or any Liability, provided, however, that such failure or breach is not cured within twenty (20) days from date of notice given by Lender in the manner provided in Section 9.15; provided, further, that (a) no further notice shall be required from Lender if Borrower has delivered to Lender a certificate in which the breach or default is disclosed or is otherwise aware of the breach or default as a result of written notices sent or received by Borrower, and (b) the cure period under this Section 6.2 shall be interpreted to run concurrently and not consecutively with Section 9.2(e) of the Purchase Agreement.

     6.3. Misrepresentation. The determination by Lender that any representation or warranty at any time made by Borrower to Lender, including without limitation any representation and warranty made under the Original Agreement, this Agreement or the Purchase Agreement, was not true or complete in all material respects (in all respects to the extent the representation or warranty is qualified by a materiality standard) when given or has otherwise been breached; provided, however, to the extent the breach relates to a breach of a representation and warranty under the Purchase Agreement (which would otherwise trigger an Event of Default under this Agreement by virtue of being incorporated by reference), then an Event of Default hereunder shall not be deemed to exist unless under the terms of the Purchase Agreement, Borrower or its Affiliate is entitled to be indemnified for any Losses (as defined in the Purchase Agreement) (any such breach as excepted hereunder is hereafter a "Representation and Warranty Exception").

     6.4. Acceleration of Other Debt. The occurrence of any event such that any Indebtedness of Borrower to any creditor other than Lender has been accelerated and has not been cured within five (5) business days.

     6.5. Default Under Other Agreements. The occurrence of any breach or default under any agreement between Lender and Borrower (subject to Representation and Warranty Exception) or under any of the Forbearance Agreements (including for such purposes an event which, with or without notice or the passage of time or both, would constitute a breach or default) including without limitation any breach of a covenant, representation or warrant made under this Agreement, the Forbearance Agreements, the Purchase Agreement, or any instrument or paper given to Lender by Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).

     6.6. Termination of Purchase Agreement. The termination of the Purchase Agreement prior to the First Tranche Closing, by any party thereto, pursuant to
Section 9.2 of the Purchase Agreement.

     6.7. Failure to Pay Dividends; Redemption of Series B Preferred Stock. The failure of the Borrower to declare or pay dividends on the Borrower's Series B Preferred Stock or to redeem any shares of the Series B Preferred Stock pursuant to the Borrower's Charter.

     6.8. Casualty Loss; Non-Ordinary Course Sales. The occurrence of any (a) uninsured loss, theft, damage, or destruction of or to any material portion of Borrower's assets, or (b) sale (other than sales in the ordinary course of business) of the assets of Borrower.

     6.9. Judgment; Restraint of Business.
          --------------------------------

     (a) The service of process upon Lender seeking to attach, by trustee, mense, or other process, any of Borrower's funds on deposit with, or assets of Borrower in the possession of, Lender.

     (b) The entry of any judgment against Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within fifteen (15) days of its entry.

     (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by Borrower of its business in the ordinary course.

     6.10. Business Failure. Any act by, against, or relating to Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for Borrower; or the offering by or entering into by Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of Borrower, or the initiation of any other judicial or non-judicial proceeding or agreement by, against, or including Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors (however, it shall not be an Event of Default hereunder until the earlier of (x) the entry of an order for relief against Borrower, or (y) the expiration of thirty (30) days without dismissal of such complaint, application, or petition if such complaint, application or petition filed against Borrower was not filed by or at the direction of Borrower or any Related Entity, and is being diligently contested).

     6.11. Bankruptcy. The failure by Borrower to generally pay the debts of Borrower as they mature; adjudication of bankruptcy or insolvency relative to Borrower; the entry of an order for relief or similar order with respect to Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against Borrower initiating any matter in which Borrower is or may be granted any relief from the debts of Borrower pursuant to Bankruptcy Code or any other insolvency statute or procedure (however, it shall not be an Event of Default hereunder until the earlier of (x) the entry of an order for relief against Borrower, or (y) the expiration of thirty (30) days without dismissal of such complaint, application, or petition of such complaint, application or petition filed against Borrower was not filed by or at the direction of Borrower or any Related Entity, and is being diligently contested).

     6.12. Michigan Law. The opt-in or adoption by Borrower of any provisions whether in the Borrower's Charter, Bylaws or otherwise contained in Sections 7A or 7B of the Michigan Business Corporation Act.

                                   ARTICLE 7.

                        RIGHTS AND REMEDIES UPON DEFAULT

     In addition to all of the rights, remedies, powers, privileges, and discretions which Lender is provided prior to the occurrence of an Event of Default, Lender shall, at its election, without notice of its election and without demand, have the following rights and remedies upon the occurrence of any Event of Default and at any time thereafter.

     7.1. Rights of Enforcement. Lender shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which Lender shall have all and each of the following rights and remedies, upon seven
(7) days notice to the Borrower:

     (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral;

     (b) To apply the Receivables Collateral or the proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities;

     (c) To take possession of all or any portion of the Collateral;

     (d) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as Lender deems advisable and with or without the taking of possession of any of the Collateral; and

     (e) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

     7.2. Sale of Collateral.
          -------------------

     (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to Lender's disposition of the Collateral.

     (b) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event Lender shall provide Borrower with such notice as may be practicable under the circumstances), Lender shall give Borrower at least seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Borrower agrees that such written notice shall satisfy all requirements for notice to Borrower which are imposed under the UCC or other applicable law with respect to Lender's exercise of Lender's rights and remedies upon default.

     (c) Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

     (d) Lender shall apply the proceeds of any exercise of Lender's Rights and Remedies under this Article 7 towards the Liabilities in such manner, and with such frequency, as Lender determines.

     7.3. Collection of Accounts. Upon the occurrence and during the continuance of an Event of Default, Lender may notify any Person owing funds to Borrower of Lender's security interest in such funds and verify the amount of such funds. Borrower shall collect all amounts owing to Borrower for Lender, receive in trust all payments as Lender's trustee, and if requested or required by Lender immediately deliver such payments to Lender in their original form as received from the account debtor, with proper endorsements for deposit.

     7.4. Occupation of Business Location. In connection with Lender's exercise of Lender's rights under this Article, Lender may enter upon, occupy, and use any premises owned or occupied by Borrower, and may exclude Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by Lender. Lender shall not be required to remove any of the Collateral from any such premises upon Lender's taking possession thereof, and may render any Collateral unusable to Borrower. In no event shall Lender be liable to Borrower for use or occupancy by Lender of any premises pursuant to this Article, nor for any charge (such as wages for Borrower's employees and utilities) incurred in connection with Lender's exercise of Lender's Rights and Remedies.

     7.5. Grant of Nonexclusive License. Borrower hereby grants to Lender a royalty-free, nonexclusive, irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which Borrower now or hereafter has rights, such license being with respect to Lender's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

     7.6. Assembly of Collateral. Lender may require Borrower to assemble the Collateral and make it available to Lender at Borrower's sole risk and expense at a place or places which are reasonably convenient to both Lender and Borrower.

     7.7. Rights and Remedies. The rights, remedies, powers, privileges, and discretions of Lender hereunder (herein, the "Lender's Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by Lender in exercising or enforcing any of Lender's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of Lender's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between Lender and any person, at any time, shall preclude the other or further exercise of Lender's Rights and Remedies. No waiver by Lender of any of Lender's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of Lender's Rights and Remedies and all of Lender's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by Lender at such time or times and in such order of preference as Lender in its sole discretion may determine. Lender's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

                                   ARTICLE 8.

                                TERM OF AGREEMENT

     8.1. Termination of Loan. The Loan shall terminate upon the earlier of (i) the Maturity Date of the Initial Loan, (ii) after the occurrence of an Event of Default or (iii) after a demand under the Grid Note that is not immediately paid by the Lender. Upon such termination, all Liabilities under the Loan (and the Note and Grid Note) shall be immediately due and payable in full.

                                   ARTICLE 9.

                                     GENERAL

     9.1. Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Lender, at the request of Lender, all Collateral, and all financing statements and other documents that Lender may request, in form satisfactory to Lender, to perfect and continue to perfect Lender's security interests in the Collateral (and ensure the priority thereof) and in order to fully consummate all of the transactions contemplated under the Loan Documents.

     9.2. Successors and Assigns.
          -----------------------

     (a) This Agreement shall be binding upon Borrower and Borrower's representatives, successors, and assigns and shall inure to the benefit of Lender and Lender's successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to Borrower shall have any rights hereunder.

     (b) Lender shall have the unrestricted right at any time or from time to time, and without Borrower's or any guarantor's consent, to assign all or any portion of its rights and obligations hereunder to any of its affiliates (each, an "Assignee"), and Borrower and each guarantor agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Lender shall deem necessary to effect the foregoing. In addition, at the request of Lender and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note or notes held by Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and such Assignee, and Lender shall be released from its obligations hereunder and thereunder to a corresponding extent.

     (c) Lender may transfer any investment securities held by Lender as Collateral into Lender's name or that of its nominee and may receive the income and any distributions thereon and hold the same as Collateral for the Liabilities, or apply the same to any Liability, whether or not a default or an Event of Default has occurred. 9.3. Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

     9.4. Amendments; Course of Dealing. This Agreement and the other Loan Documents incorporate all discussions and negotiations between Borrower and Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by Lender to give noticed to Borrower of Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. This Agreement may be amended only with the written consent of all parties hereto.

     9.5. Power of Attorney. In connection with all powers of attorney included in this Agreement, Borrower hereby grants unto Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by Borrower and each shall survive the same. All powers conferred upon Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated.

     9.6. Lender's Costs and Expenses. Borrower shall pay on demand all Costs of Collection and all reasonable expenses of Lender in connection with the preparation, execution, and delivery of this Agreement, and any and all documents, instruments and agreements delivered to Lender in connection herewith, whether evidencing the Liabilities, or granting Lender certain rights with respect to Borrower, or its shares of stock, and of any Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by Lender in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities. Borrower specifically authorizes Lender to pay all such fees and expenses.

     9.7. Copies and Facsimiles. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished Lender may be reproduced by Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

     9.8. Governing Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of the State of Illinois.

     9.9. Consent to Jurisdiction. Borrower agrees that any legal action, proceeding, case, or controversy against Borrower with respect to any Loan Document may be brought in the City of Norfolk in the Commonwealth of Virginia, as Lender may elect in Lender's sole discretion. By execution and delivery of this Agreement, Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

     9.10. Indemnification. Borrower shall indemnify, defend, and hold Lender and any employee, officer, or agent of Lender (each, an "Indemnified Person") harmless of and from any claim brought or threatened against any Indemnified Person by Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of Lender's relationship with Borrower or any other guarantor or endorser of the Liabilities (each of which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of Lender's selection, but at the expense of Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. The within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by Lender in favor of Borrower.

     9.11. Agreement Controlling. The Loan Documents shall be construed and interpreted in a harmonious manner, provided, however, that in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

     9.12. Right of Set-Off. Borrower and any guarantor hereby grant to Lender a lien, security interest and right of setoff as security for all Liabilities and obligations to Lender, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender, or in transit to any of them. At any time without demand or notice, Lender or any entity under control of Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     9.13. Waivers.
           --------

     (a) Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 9.13(b), below, knowingly, voluntarily, and intentionally, and understands that Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of Borrower as provided herein, whether now or in the future, is relying on such waivers.

     (b) BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE FOLLOWING:

          (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities;

          (ii)Except as otherwise specifically required hereby, the right to notice and/or hearing prior to Lender's exercising of Lender's rights upon default; and

          (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST LENDER OR IN WHICH LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN BORROWER OR ANY OTHER PERSON AND LENDER (AND LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OR ANY SUCH CASE OR CONTROVERSY). THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS AND ADVANCES HEREUNDER.

     9.14. Usury Laws. All agreements between Borrower and any guarantor and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Lender in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of Illinois from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and any guarantor and Lender.

     9.15. Notices. All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

     (a) if to Landmark, at Landmark Communications, Inc., 150 W. Brambleton Avenue, Norfolk, VA 23510 (facsimile: (757) 664- 2164), Attention: Guy R. Friddell, III, Executive Vice President and General Counsel, or at such other address or facsimile number as Landmark may have furnished the Company in writing, with a copies to: (i) Willcox & Savage, P.C., 1800 Bank of America Center, Norfolk, VA 23510 (facsimile: (757) 628-5566), Attention: Thomas C. Inglima; and (ii) Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019 (facsimile: (212) 728-8111), Attention: William J. Grant, Jr.; and

     (b) if to the Company, at 360 N. Michigan Avenue, 19th Floor, Chicago, IL 60601 (facsimile: (312) 853-0456), Attention: Robert Gorman, or at such other address or facsimile number as it may have furnished Landmark in writing, with a copy to Jaiffe, Raitt, Heuer & Weiss, P.C., One Woodward Avenue, Suite 2400, Detroit, MI 48226 (facsimile: (313) 961-8358), Attention: Peter Sugar.

     (c) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

     9.16. Definitions. All capitalized terms herein shall have the meaning attributed thereto in EXHIBIT B attached hereto.

     9.17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -
                             SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                              Borrower:
                              coolsavings.com inc.

                              By: /s/ Matthew Moog
                                  ----------------

                              Print Name:  Matthew Moog

                              Title:       President


                              Lender:
                              Landmark Communications, Inc.

                              By: /s/ Guy R. Friddell, III
                                  ------------------------

                              Print Name:  Guy R. Friddell, III

                              Title:       Executive Vice President

                                    EXHIBITS

The following Exhibits to this Loan and Security Agreement are respectively described in the Section indicated below. Those schedules for which no information has been inserted or provided shall be deemed to read "None."

                                                                       EXHIBIT A
                                                                       ---------

                               SENIOR SECURED NOTE
                               -------------------

Original Aggregate Principal Amount:  $5,000,000
                                                        Chicago, Illinois
                                                        July 30, 2001

FOR VALUE RECEIVED, the undersigned, coolsavings.com inc., a Michigan corporation with its principal offices at 360 N. Michigan Avenue, 19th Floor, Chicago, IL 60601 (the "Borrower"), promises to pay to the order of Landmark Communications, Inc., a Delaware corporation with an office at 150 W. Brambleton Avenue, Norfolk, VA 23510 (hereinafter, with any subsequent holder, the "Lender") at an office of Lender, on the Maturity Date (defined below), without offset, the principal sum of Five Million and no/100 Dollars ($5,000,000), adjusted as provided below, together with interest as provided below. This note (the "Note") evidences the Initial Loan made by Lender to Borrower pursuant to the Amended and Restated Senior Secured Loan and Security Agreement of even date (as such may be amended hereafter) (the "Loan Agreement"). As additional consideration for the Initial Loan, Borrower is issuing to Lender a warrant to purchase common stock as described in and attached to the Loan Agreement (the "Initial Warrant"). The payment of this Note is secured by the Loan Agreement and the collateral described therein. All capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Agreement. All obligations under this Note shall be pari passu with the Grid Note, consistent with the Loan Agreement.

     The outstanding principal amount on this Note shall bear interest at the rate of twelve percent (12%) per annum and shall commence from the date hereof and shall continue on the outstanding principal; provided, however, that if the First Tranche Closing, as such term is defined in the Purchase Agreement, is consummated, then from and after the date of such closing this Note (including the outstanding principal and interest that has then accrued) shall bear interest at the rate of eight percent (8%) per annum. Interest shall be computed on the actual number of days elapsed on the basis of a year consisting of 360 days. All interest shall accrue and compound quarterly on: October 31, January 31, April 30 and July 31 each year (each such date, a "Quarterly Payment Date"). Such accrued and compounded interest shall be added to the principal amount of the Note.

     Notwithstanding the foregoing, any amount outstanding under this Note shall bear interest from and after the Maturity Date at the rate of sixteen (16%) per annum (the "Default Interest Rate"), increasing monthly by an annual rate which is one (1) percentage point above the then current Default Interest Rate for each month that the Note remains overdue. Any interest on this Note accruing after the Maturity Date shall accrue and be compounded monthly (the date of such compounding, the "Monthly Compounding Date" and collectively with the Quarterly Payment Date, the "Compounding Date") until the obligation of Borrower, with respect to the payment of such interest, has been discharged (whether before or after judgment).

     Notwithstanding the foregoing, the effective annual rate under the Loan (including the Default Interest Rate) shall not exceed a maximum annual rate of twenty-four (24%) percent or the maximum annual rate permitted by law, whichever is less.

     This Note shall be paid in full on the Maturity Date. Until this Note is paid in full, on each Compounding Date, in lieu of a cash payment of the interest due, Borrower shall pay such interest "in-kind". In lieu of delivering separately documented and certificated promissory notes (the "Note PIK Payment") and warrants (the "Warrant PIK Payment") for such "in- kind" payments, the Note PIK Payment shall be effected by adding the accrued interest to the principal amount of this Note (as described by the compounding set forth above) and the Warrant PIK Payment shall be effected through the provision in the Initial Warrant which provides that for every dollar of interest accrued, compounded and added to the principal amount of this Note, the aggregate number of shares of Borrower's common stock that may be purchased under the Initial Warrant shall be increased by two (2) (as such number may be adjusted for dividends, splits, combinations and the like). The foregoing notwithstanding, no Warrant PIK Payment shall be required until after the First Tranche Closing and then only in respect of interest payments accruing thereafter under this Note. Lender acknowledges that the amount of the Note PIK Payment shall be deemed an additional loan borrowed from the Lender (it being further acknowledged by the Borrower that it shall not receive additional funds in connection with any such loan).

     Borrower may not prepay this Note except as follows: On or after the third anniversary of the date hereof, the Borrower may prepay the Note if and only if
(a) the Borrower has had earnings and positive cash flow for at least 365 consecutive days in the one year period prior to such payment, (b) the Borrower has no Indebtedness outstanding other than the Initial Loan, the Grid Note and trade payables in the ordinary course of business, and (c) the Quick Ratio set forth in Section 4.12 of the Loan Agreement is 2 to 1 and the Working Capital is a net positive of $3 million.

     All payments shall be made to Lender at its address specified above, or at such other address as Lender may specify in writing to Borrower. All payments received from Borrower hereunder shall be applied first, to the payment of any expenses due to Lender pursuant to the terms of the Loan Agreement, second, to the payment of interest accrued and unpaid on the Note, and third, to reduce the principal balance hereunder. Any payments of expenses, principal or interest shall be made in lawful money of the United States of America.

     The Borrower shall pay all outstanding principal and unpaid accrued interest on the Note in full on January 26, 2002 (the "Maturity Date"); provided, however, that, if the transactions contemplated under the Purchase Agreement are consummated, the Maturity Date shall be June 30, 2006. Notwithstanding the foregoing if any amount under the Note is not paid in full when due, whether at maturity, by acceleration or otherwise (the "Default Date"), the Maturity Date shall be the Default Date.

     Within ten (10) days of each Compounding Date, or as reasonably requested by the Holder, the Company shall issue to the Holder a certificate executed by the Company's chief financial officer or other executive officer setting forth the aggregate outstanding principal amount of the Note as of such date and the amount of the interest accrued, compounded and added to the Initial Loan.

     This Note is secured by the Collateral defined and described in the Loan Agreement. In addition, any and all deposits or other sums at any time credited by or due to Borrower from

Lender or any of its banking or lending affiliates or any bank acting as a participant under any loan arrangement between Lender of Borrower, and any cash, securities, instruments, or other property of Borrower in the possession of Lender, or any of its banking or lending affiliates, and any bank acting as a participant under any loan arrangement between Lender and Borrower, whether for safekeeping, or otherwise, or in transit to or from Lender or any of its banking or lending affiliates or any such participant, or in the possession of any third party acting on Lender's behalf (regardless of the reason Lender had received same or whether Lender has conditionally released the same) shall at all times constitute security for any and all Liabilities, and may be applied or set off against such Liabilities at any time, whether or not the Liabilities are then due or whether or not other collateral is available to Lender.

     Any Event of Default under the Loan Agreement shall constitute an event of default under this Note. Upon an event of default, the entire principal amount then outstanding, and all accrued and unpaid interest, and all other sums required under this Note and the Loan Agreement shall, notwithstanding the stated maturity in this Note, become immediately due and payable, without notice or demand to Borrower. Upon default, Lender shall have the right, immediately and without notice to Borrower or the taking of any other action, to set-off against this Note, all liabilities of Lender to Borrower and all obligations for money or money's worth owed by Lender to Borrower, whether or not due, without notice to Borrower (such liabilities and obligations including, without limitation, all money, stocks, bonds or other security or property of any kind or nature held by or in the possession of Lender to or for the credit of Borrower); and Lender shall be deemed to have made a charge against any such liabilities or obligations immediately upon the occurrence of any event of default under this Note even though such charge is subsequently made or entered on the behalf of Lender. The remedies provided in this Note upon default and in other agreement between Lender and Borrower are cumulative and not exclusive of any other remedies provided under the Loan Agreement or at law or in equity.

     No delay or omission by Lender in exercising or enforcing any of Lender's powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

     Borrower, and each endorser and guarantor, if any, of this Note, shall indemnify, defend, and hold Lender harmless against any claim brought or threatened against Lender by Borrower (other than a claim which is finally judicially determined against Lender), by any endorser or guarantor, or by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of Lender's relationship with Borrower or any endorser or guarantor hereof (each of which may be defended, compromised, settled or pursued by Lender with counsel of Lender's selection, but at the expense of Borrower and any endorser and/or guarantor).

     Borrower will pay on demand all attorneys' reasonable fees and out-of-pocket expenses incurred by Lender in the administration of all Liabilities and obligations of Borrower to Lender, including, without limitation, costs and expenses associated with travel on behalf of Lender. Borrower will also pay on demand, without limitation, all attorneys' reasonable fees, out-of-pocket expenses incurred by Lender's attorneys and all costs incurred by Lender, including, without limitation, costs and expenses associated with travel on behalf of Lender, which costs and expenses are directly or indirectly related to the protection or enforcement of any of Lender's rights against Borrower or any such endorser or guarantor and against any collateral given Lender to secure this Note or any other Liabilities of Borrower or such endorser and guarantor to Lender (whether or not suit is instituted by or against Lender).

     Borrower, and each endorser and guarantor of this Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of collateral) permitted Borrower or any endorser or guarantor by Lender with respect to this Note and/or any collateral given to secure this note or any extension or other indulgence, as described above, with respect to any other liability or any collateral given to secure any other liability of Borrower or any endorser or guarantor to Lender.

     This Note shall be binding upon Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of Lender and its successors, endorsees, and assigns.

     The liabilities of Borrower and any endorser or guarantor of this Note are joint and several; provided, however, that the release by Lender of Borrower or any one or more endorser or guarantor shall not release any other person obligated on account of this Note. Each reference in this Note to Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to Lender of the person from whom contribution is sought have been satisfied in full.

     Borrower and each endorser and guarantor hereof each authorizes Lender to complete this Note if delivered incomplete in any respect.

     This Note is delivered to Lender at its offices at 150 W. Brambleton Avenue, Norfolk, VA 23510, shall be governed by the laws of the State of Illinois, and shall take effect as a sealed instrument. Borrower and each endorser and guarantor of this Note each submits to the jurisdiction of the courts of the State of Illinois for all purposes with respect to this Note, any collateral given to secure their respective liabilities, obligations and indebtedness to Lender, and their respective relationships with Lender. Any determination that any provision of this Note or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provision of this Note.

     The undersigned makes the following waiver knowingly, voluntarily, and intentionally, and understands that Lender, in the establishment and maintenance of Lender's relationship with Borrower contemplated by the within Note, is relying thereon. THE UNDERSIGNED, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THE UNDERSIGNED, OR OF ANY GUARANTOR OR ENDORSER OF THE UNDERSIGNED OR OF ANY OTHER PERSON LIABLE TO LENDER ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST LENDER OR IN WHICH LENDER IS

JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN THE UNDERSIGNED, ANY SUCH PERSON, AND LENDER.

     Borrower has read all of the terms and conditions of this Note and acknowledges receipt of an exact copy of it.

WITNESS                          coolsavings.com inc.
Signed in my Presence

------------------------------   By: /s/ Matthew Moog
                                     ------------------------------
Print Name:-------------------   Name:   Matthew Moog
                                 Title:  President

                                                                       EXHIBIT B

                                   DEFINITIONS
                                   -----------

     As herein used, the following terms have the following meanings or are defined in the section of the within Agreement so indicated:

     "Account Debtor": has the meaning given that term in the UCC (as defined below).

     "Accounts" and "Accounts Receivable" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance.

     "Advance": has the meaning set forth in Section 1.1(a).

     "Affiliate": means, with respect to any two Persons, a relationship in which (a) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interest, or other equity interests of the other; or (b) one has, directly or indirectly, Control of the other; or (c) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

     "Agreement": is defined in the Preamble.

     "ANB": is defined in Section 2.1(o).

     "ANB Forbearance Agreement": is defined in Section 2.1(o).

     "Assignee": is defined in Section 9.2(b).

     "Balance Sheet": has the meaning given such term under the Purchase
          Agreement.

     "Bankruptcy Code": Title 11, U.S.C., as amended from time to time.

     "Borrower": is defined in the Preamble.

     "Business Day": any day other than (a) a Saturday, Sunday; or (b) a day which shall be in the State of New York a legal holiday or day on which banking institutions are required or authorized to close.

     "Capital Lease": any lease which may be capitalized in accordance with GAAP.

     "Change of Control": shall mean (i) the sale, lease or transfer of all or substantially all of the assets of the Company to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), (ii) the approval by the requisite stockholders of the Company of a plan of liquidation or dissolution of the Company,
          (iii) any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d- 5(b)(1) under the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, unless, as a result of such transaction, the ultimate direct or indirect ownership of the Company is substantially the same immediately after such transaction as it was immediately prior to such transaction, or (iv) any consolidation or merger of the Company pursuant to which the Company Common Stock would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of Company Common Stock and other capital stock of the Company entitled to vote in the election of directors of the Company, immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of capital stock entitled to vote in the election of directors of the continuing or surviving corporation immediately after the consolidation or merger. Notwithstanding the foregoing, the transactions contemplated by the Purchase Agreement shall not constitute a Change of Control.

     "Charter": shall mean the Articles of Incorporation of the Borrower, as amended or the Certificate of Incorporation of the Borrower's wholly owned subsidiary, Newco, after the consummation of the Merger (as such term is defined in the Purchase Agreement).

     "Chattel Paper": has the meaning given that term in the UCC.

     "Collateral": is defined in Section 2.1.

     "Compounding Date": is defined in Section 1.2(b).

     "Conservative Forecast": is defined in Section 4.12(a).

     "Contingent Obligation": shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

     "Contract Rights": includes, without limitation, "contract rights" as now or formerly defined in the UCC and also any right to payment under a contract not yet earned by performance and not evidenced by an instrument or Chattel Paper.

     "Control": Person(s) shall be deemed to Control another Person if such Person(s) directly or indirectly possess the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract, or otherwise.

     "Cost Threshold": is defined in Section 4.12(a)(ii).

     "Costs of Collection" includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by Lender's attorneys, and all reasonable costs incurred by Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of Lender, which costs and expenses are directly or indirectly related to or in respect of Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or Lender's Rights and Remedies and/or any of Lender's rights and remedies against or in respect of any guarantor or other person liable in respect to the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities, and at Lender's option may bear interest at the highest post-default rate which Lender may charge Borrower hereunder as if such had been lent, advanced, and credited by Lender to, or for the benefit of, Borrower.

     "Current Assets": shall mean, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date less all inventory and non-recurring items including without limitation tax credits.

     "Current Liabilities": means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all Advances made under this Agreement or by Lender for Borrower's benefit under the Forbearance Agreements, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, including all current maturities of long term debt.

     "Default Date": is defined in Section 1.4.

     "Default Interest Rate": is defined in Section 1.2(b).

     "Demand Interest Rate": is defined in Section 1.3(b).

     "Documents": has the meaning given that term in the UCC.

     "Documents of Title": has the meaning given that term in the UCC.

     "Earned Cash Billings": means, with respect to an applicable monthly or quarterly measurement pursuant to Section 4.12(a), the sum of:

          (i) the aggregate amount of all of Borrower's billed and unpaid invoices to Eligible Debtors for services rendered during the month or quarter;

          minus (ii) the aggregate amount of all credit memos and other negative adjustments with respect to such period;

          minus (iii) the aggregate amount of all advanced billings (e.g., unearned revenue) included in such invoices;

          plus (iv) all deferred revenue from prior periods that is earned in the period being measured (to the extent not included in (i) above);

          plus (v) all royalties earned from Eligible Debtors (to the extent not included in (i) above);

          minus (vi) all amounts relating to barter; and

          minus (vii) all positive adjustments and invoices relating to prior periods.

     "EBITDA": means earnings before income taxes, depreciation and amortization.

     "Eligible Debtors": means those invoiced customers of Borrower that as of the applicable measurement date are not indebted to Borrower with respect to an account receivable that is more than ninety (90) days past due, are not subject to any pending or threatened bankruptcy or insolvency proceeding, are not subject to any event or circumstance that gives Borrower reason to believe that the collectability of their account may be impaired, and have not asserted a claim against Borrower or disputed any amount that is then due and owing.

     "Encumbrance": each of the following:

          (a) security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

          (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

     "Equipment" includes, without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of Borrower's business, and any and all accessions, additions thereto, and substitutions therefore.

     "Events of Default": is defined in Article 6.

     "Exchange Act": is the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Fixtures": has the meaning given that term in the UCC.

     "Forbearance Agreements": is defined in Section 5.8.

     "GAAP" or "Generally Accepted Accounting Principles": principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP or Generally Accepted Accounting Principles is being made.

     "General Intangibles" includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to Borrower; credit memoranda in favor of Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by Borrower or credit extended or services performed, by Borrower, whether intended for an individual customer or the general business of Borrower, or used or useful in connection with research by Borrower.

     "Goods": has the meaning given that term in the UCC.

     "Grid Note": is defined in Section 1.1(a).

     "Indebtedness": all indebtedness and obligations (including without limitation any Contingent Obligations) of or assumed by any Person including, without limitation, any indebtedness or obligation: (i) in respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) or evidenced by a promissory note, bond, debenture or other written obligation to pay money; (ii) for the payment, deferred or other written obligation to pay money;
          (ii) for the payment, deferred for more than Thirty (30) days, of the purchase price of goods or services (other than current trade liabilities of such Person incurred in the ordinary course of business and payable in accordance with customary practices); (iii) in connection with any letters of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated);
          (iv) in connection with the sale or discount of accounts receivable or chattel paper of Borrower; (v) on account of deposits or advances; and
          (vi) as lessee under Capital Leases. "Indebtedness" of any Person shall also include: (x) Indebtedness of others secured by an Encumbrance on any asset of such Person; (y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party; and (z) the Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

     "Indemnified Person": is defined in Section 9.10.

     "Initial Loan": is defined in Section 1.1(a).

     "Initial Warrants": is defined in Section 1.1(b).

     "Instruments": has the meaning given that term in the UCC.

     "Inventory" includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by Borrower, or used or consumed or to be used or consumed in Borrower's business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

     "Investment Property": has the meaning given that term in the UCC.

     "Lender": is defined in Preamble.

     "Lender's Rights and Remedies": is defined in Section 7.7.

     "Liability" or "Liabilities" includes, without limitation, all and each of the following, whether now existing or hereafter arising:

          (a) Any and all direct and indirect liabilities, debts, and obligations of Borrower to Lender, each of every kind, nature, and description.

          (b) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by Borrower to Lender (including all future advances whether or not made pursuant to a commitment by Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which Lender may hold against Borrower.

          (c) All notes and other obligations of Borrower now or hereafter assigned to or held by Lender, each of every kind, nature, and description including, without limitation, the Note and Grid Note.

          (d) All interest, fees, and charges and other amounts which may be charged by Lender to Borrower and/or which may be due from Borrower to Lender from time to time.

          (e) All costs and expenses incurred or paid by Lender in respect of any agreement between Borrower and Lender or instruments furnished by Borrower to Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

          (f) Any and all covenants of Borrower to or with Lender and any and all obligations of Borrower to act or to refrain from acting in accordance with any agreement between Borrower and Lender or instruments furnished by Borrower to Lender.

     "Lien": any Encumbrance as defined herein.

     "Loan": is defined in Section 1.1(a).

     "Loan Account": the account maintained on Lender's books in which a record will be kept of all loans and advances hereunder and payments thereon, and all calculations of interest fees or other costs as provided hereunder.

     "Loan Documents": this Agreement, the Note, the Grid Note, and each instrument and document executed and/or delivered in connection with the arrangements contemplated hereby, as each may be amended from time to time.

     "Maturity Date": is defined in Section 1.4.

     "Monthly Compounding Date": is defined in Section 1.2(b).

     "Note": is defined in the Preamble.

     "Note PIK Payment": is defined in Section 1.2(d).

     "Original Agreement":  is defined in the Preamble.

     "Original Principal Amount": is defined in 1.1(a).

     "Permitted Indebtedness": means:

          (a) Indebtedness of Borrower in favor of Lender arising under this Agreement or any other Loan Document;

          (b) Indebtedness to ANB and Midwest Guaranty Bank, provided such Indebtedness is limited to the Indebtedness described in the applicable Forbearance Agreement;

          (c)  Subordinated Debt; and

          (d) Indebtedness of Borrower under capital leases, provided, the aggregate amount financed under all such capital leases (including capital leases existing on the date hereof) shall not exceed $3 million; and provided, further, Borrower shall not incur a capital lease obligation to the extent immediately after incurring such obligation Borrower would not be legally permitted to declare and pay dividends on its Series B Preferred Stock.

     "Person": any natural person, and any corporation, trust, partnership, joint venture, or other enterprise or entity.

     "Proceeds": include, without limitation, "Proceeds" as defined in the UCC, and each type of property described in Section 2.1, above.

     "Purchase Agreement": is defined in Section 1.2(a).

     "Qualified Accounts Receivable": shall mean, as of any applicable date, all amounts that should, in accordance with GAAP, be included as an account receivable on the consolidated balance sheet of Borrower and its Subsidiaries as of such date, but shall specifically exclude any receivables that are unbilled (a) more than ninety (90) days past due
          (b) owed by an officer or director (c) owed to an obligor that has any accounts receivable with Borrower that are more than ninety (90) days past due, or (d) that are disputed or challenged (or for which such obligor has otherwise asserted a defense or right of offset with respect to collection).

     "Quarterly Payment Dates": is defined in Section 1.2(c).

     "Quick Assets": shall mean, as of any applicable date, the Borrower's consolidated cash, cash equivalents, investments with maturities of fewer than ninety (90) days determined in accordance with GAAP, and Qualified Accounts Receivable, but shall exclude all restricted and regulated cash.

     "Quick Ratio": shall mean the excess of Quick Assets over Current
          Liabilities.

     "Receivables Collateral": Borrower's Accounts, Accounts Receivable,
          Contract Rights, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Securities, letters of credit for the benefit of Borrower, and bankers' acceptances held by Borrower, and any rights to payment.

     "Related Entity": refers to (a) any Affiliate; and (b) any corporation, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, Subsidiary, or

          Affiliate, of Borrower; could have such enterprise's tax returns or financial statements consolidated with Borrower's; could be a member of the same controlled Group of corporation (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which Borrower is a member; Controls or is Controlled by Borrower or any Affiliate of Borrower.

     "Securities": has the meaning given that term in the UCC.

     "Securities Act": is the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Series B Preferred Stock": has the meaning given such term under the Purchase Agreement.

     "Statement Date": has the meaning given such term under the Purchase
          Agreement.

     "Subordinated Debt": means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Lender on terms reasonably acceptable to Lender (and identified as being such by Borrower and Lender).

     "Subsidiary" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

     "Tangible Net Worth": shall mean (a) the aggregate amount of all assets of Borrower as may be properly classified as such, other than (i) all assets of Borrower which are properly classified as intangible assets including, without limitation, franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expense and other like intangibles, including the excess paid for assets acquired over the respective book values on the books of the corporation from which acquired, and (ii) all investments in and loans to the shareholders, officers, directors, employees, subsidiaries and affiliates, less (b) the aggregate amount of all Indebtedness and Liabilities of Borrower, all determined in accordance with GAAP consistently applied.

     "Total Indebtedness" means all Indebtedness plus all Contingent
          Obligations.

     "Transfer" is defined in Section 5.1.

     "UCC": is Uniform Commercial Code as adopted and in effect in the State of Illinois, as amended from time to time.

     "Warrant PIK Payment": is defined in Section 1.2(d).

     "Working Capital" means the excess of Current Assets over Current
          Liabilities.

                                                                       EXHIBIT C
                                                                       ---------

                           COMMERCIAL DEMAND GRID NOTE

$_____________                                                     July 30, 2001
(Up to $5 million)                                             Chicago, Illinois


FOR VALUE RECEIVED, the undersigned (the "Borrower") unconditionally promises to pay ON DEMAND to the order of Landmark Communications, Inc., a Virginia corporation ("Lender"), without offset, at 150 W. Brambleton Avenue, Norfolk, VA 23510, or at such other place as the holder of this Commercial Demand Grid Note ("Note") may designate from time to time in writing, the unpaid principal amount of all sums advanced and outstanding hereunder (the "Principal Amount Outstanding") as set forth on the attached Schedule of Advances and Payments of Principal (the "Schedule"), together with interest on the Principal Amount Outstanding from the date of each advance at the rate, and on the terms and conditions, set forth below. Each "Advance", as defined in that certain Amended and Restated Loan and Security Agreement, dated the date hereof, between Borrower and Lender (the "Loan Agreement"), shall, at Lender's option, be an installment of principal advanced hereunder. Lender shall be under no obligation to make advances hereunder or under the Loan Agreement. Capitalized terms not otherwise defined herein shall have the meaning given such terms under the Loan Agreement. All obligations under this Note shall be pari passu with the Senior Secured Note, consistent with the Loan Agreement.

     1. Demand Right; Payment of Note. Lender may demand at any time and from time to time in whole or in part the payment of the Principal Amount Outstanding and all accrued and unpaid interest on the Note.

     2. Interest; Default Rate.

     (a) The Principal Amount Outstanding shall bear interest at the rate of eight percent (8%) per annum. Interest shall be computed on the actual number of days elapsed on the basis of a year consisting of 360 days.

     (b) Any amounts outstanding under this Note that shall have been demanded by the Lender hereto and not paid shall bear interest from and after the date of such applicable demand at the rate of sixteen (16%) per annum (the "Demand Interest Rate"), increasing monthly by an annual rate which is one (1) percentage point above the then current Demand Interest Rate for each month that any amounts outstanding under this Note remain overdue. Any interest on the Note shall accrue and be compounded monthly until the obligation of Borrower, with respect to the payment of such interest, has been discharged (whether before or after judgment).

     (c) Notwithstanding the foregoing, the effective annual rate under this Note (including the Demand Interest Rate) shall not exceed a maximum annual rate of twenty-four (24%) percent or the maximum annual rate permitted by law, whichever is less.

     3. Prepayment. Borrower may prepay the Principal Amount Outstanding and all accrued interest under this Note at any time and from time to time; provided, such prepayment shall not cause a breach or event of default under Maker's agreements with American National Bank and Trust Company of Chicago or be permitted at any time that Borrower has failed to declare and pay all dividends required to be declared and paid under Borrower's articles/certificate of incorporation; and, provided, further, that payment of any outstanding principal or interest (whether a prepayment or in response to a demand) shall not extinguish or terminate this Note as it shall secure Borrower's obligations to pay Advances under the Loan Agreement until the Loan Agreement has been terminated.

     4. Application of Payments. All payments made on this Note may be applied, at the option of Lender, first in payment of any costs or expenses of Lender due hereunder, then in payment of any late charges due hereunder, then in payment of any accrued and unpaid interest due hereunder, and any balance shall be applied in payment of the Principal Amount Outstanding under this Note. At Lender's sole discretion, Lender may forgive any portion of any principal or interest amounts due under this Note and unpaid as effective payment of any portion of the exercise price of any warrants to purchase common stock of the Borrower that Lender then holds and wishes to exercise. Each payment tendered to Lender on this Note shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. Any check given in payment of any amounts due hereunder will constitute a payment only when collected. In the event Lender shall incur any cost or expense or make any advance or other disbursement under the terms and conditions of any document or instrument relating to the indebtedness of Borrower to Lender evidenced by this Note or any document or instrument providing Lender with any security for the payment of this Note, then, any payment made to Lender under this Note may be applied, at the option of Lender, first to the payment of any such cost, expense, advance or disbursement and all interest due thereon, and the balance, if any, of such payment applied as aforesaid towards the payment of any amounts then due and payable under this Note.

     5. Waivers. Borrower waives presentment, demand, protest, notice of dishonor and all other notices of every kind and nature to which Borrower would otherwise be entitled under the applicable law. Borrower agrees that Lender may take any one or more of the following actions, on one or more occasions, whether before or after the maturity of this Note, without any notice to Borrower, without any further consent to such actions, and without releasing or discharging Borrower from liability on the Note:

     (a) Any extension or extensions of the time of payment of any principal, interest or other amount due and payable under this Note;

     (b) Any renewal of this Note, in whole or in part;

     (c) Any full or partial release or discharge from liability under this Note of any other Borrower;

     (d) Any release, in whole or in part, of any security for the payment of all or any portion of the amounts due under this Note;

     (e) Any waiver of any default under any Loan Document;

     (f) Any failure or refusal of Lender to (i) realize on any security which Lender may have for the payment of this Note, (ii) institute any suit or action against Borrower under this Note, (iii) exercise any other right or remedy available to Lender under this Note or applicable law, or any delay by Lender in realizing on any such security, in instituting any such suit or action, or in exercising any other such right or remedy;

     (g) Any agreement with Borrower changing the rate of interest or any other term or condition of this Note; or

     (h) Any failure or refusal of Lender to obtain or maintain a valid, perfected and enforceable lien against any real and/or personal property securing the payment of this Note, in whole or in part.

     To the fullest extent permitted by law, Borrower waives the benefit of all laws and rules of law intended for his protection or advantage as a party liable on this Note or providing for its release or discharge from liability upon the failure or refusal of Lender to perform certain acts, including, but not limited to, the realization by Lender on any security for the payment of this Note and any law and any rule of law requiring Lender to institute any suit or action on this Note, but excluding any statute of limitations applicable to the collection or enforcement of this Note.

     6. Security. This Note is secured as provided in the Loan Agreement.

     7. Completion of Schedule. It is understood and agreed that any officer or authorized employee of Lender may make entries on the Schedule (and on any supplemental schedules attached hereto) (i) upon receipt of written or telephonic instructions of any one reasonably believed by such officer or authorized employees to be an authorized agent of Borrower or (ii) when an Advance is made pursuant to the Loan Agreement. Borrower shall indemnify and hold Lender harmless from and against any and all claims, damages, losses, costs and expenses (including attorneys' fees) which may arise or be created by the acceptance of instructions for making or paying advances by telephone. The Principal Amount Outstanding shown on the Schedule shall be prima facie evidence of the principal amount owing and unpaid on this Note. The failure to record the date an amount of any advance on the Schedule shall not, however, limit or otherwise affect the obligations of Borrower under this Note to repay the principal amount of the advance together with all interested accruing thereon.

     8. Events of Default. Any Event of Default under the Loan Agreement shall constitute an event of default under this Note.

     9. Acceleration; Remedies. Upon an event of default, the entire Principal Amount Outstanding, and all accrued and unpaid interest, and all other sums required under this Note and the Loan Agreement shall, notwithstanding the stated maturity in this Note, become immediately due and payable, without notice or demand to Borrower. Upon default, Lender shall have the right, immediately and without notice to Borrower or the taking of any other action, to set-off against this Note, all liabilities of Lender to Borrower and all obligations for money or money's worth owed by Lender to Borrower, whether or not due, without notice to

Borrower (such liabilities and obligations including, without limitation, all money, stocks, bonds or other security or property of any kind or nature held by or in the possession of Lender to or for the credit of Borrower); and Lender shall be deemed to have made a charge against any such liabilities or obligations immediately upon the occurrence of any event of default under this Note even though such charge is subsequently made or entered on the behalf of Lender. The remedies provided in this Note upon default and in other agreement between Lender and Borrower are cumulative and not exclusive of any other remedies provided under the Loan Agreement or at law or in equity.

     10. Additional Provisions.

     (a) To the extent permitted by generally accepted accounting principles, Borrower will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

     (b) No delay or omission by Lender in exercising or enforcing any of Lender's powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

     (c) Borrower, and each endorser and guarantor, if any, of this Note, shall indemnify, defend, and hold Lender harmless against any claim brought or threatened against Lender by Borrower (other than a claim which is finally judicially determined against Lender), by any endorser or guarantor, or by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of Lender's relationship with Borrower or any endorser or guarantor hereof (each of which may be defended, compromised, settled or pursued by Lender with counsel of Lender's selection, but at the expense of Borrower and any endorser and/or guarantor).

     (d) Borrower will pay on demand all attorneys' reasonable fees and out-of-pocket expenses incurred by Lender in the administration of all Liabilities and obligations of Borrower to Lender, including, without limitation, costs and expenses associated with travel on behalf of Lender. Borrower will also pay on demand, without limitation, all attorneys' reasonable fees, out-of-pocket expenses incurred by Lender's attorneys and all costs incurred by Lender, including, without limitation, costs and expenses associated with travel on behalf of Lender, which costs and expenses are directly or indirectly related to the protection or enforcement of any of Lender's rights against Borrower or any such endorser or guarantor and against any collateral given Lender to secure this Note or any other Liabilities of Borrower or such endorser and guarantor to Lender (whether or not suit is instituted by or against Lender).

     (e) Borrower, and each endorser and guarantor of this Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of collateral) permitted Borrower or any endorser or guarantor by Lender with respect to this Note and/or any collateral given to secure this note or any extension or other indulgence, as described above, with respect to any other liability or any collateral given to secure any other liability of Borrower or any endorser or guarantor to Lender.

     (f) This Note shall be binding upon Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of Lender and its successors, endorsees, and assigns.

     (g) The liabilities of Borrower and any endorser or guarantor of this Note are joint and several; provided, however, that the release by Lender of Borrower or any one or more endorser or guarantor shall not release any other person obligated on account of this Note. Each reference in this Note to Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to Lender of the person from whom contribution is sought have been satisfied in full.

     (h) Borrower and each endorser and guarantor hereof each authorizes Lender to complete this Note if delivered incomplete in any respect.

     (i) This Note is delivered to Lender at its offices at 150 W. Brambleton Avenue, Norfolk, VA 23510, shall be governed by the laws of the State of Illinois, and shall take effect as a sealed instrument. Borrower and each endorser and guarantor of this Note each submits to the jurisdiction of the courts of the State of Illinois for all purposes with respect to this Note, any collateral given to secure their respective liabilities, obligations and indebtedness to Lender, and their respective relationships with Lender. Any determination that any provision of this Note or any application thereof is invalid, illegal or unenforceable in any respect in any instance shall not affect the validity, legality or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provision of this Note.

     (j) The undersigned makes the following waiver knowingly, voluntarily, and intentionally, and understands that Lender, in the establishment and maintenance of Lender's relationship with Borrower contemplated by the within Note, is relying thereon. THE UNDERSIGNED, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THE UNDERSIGNED, OR OF ANY GUARANTOR OR ENDORSER OF THE UNDERSIGNED OR OF ANY OTHER PERSON LIABLE TO LENDER ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST LENDER OR IN WHICH LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN THE UNDERSIGNED, ANY SUCH PERSON, AND LENDER.

     (k) Borrower has read all of the terms and conditions of this Note and acknowledges receipt of an exact copy of it.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -
                             SIGNATURE PAGE FOLLOWS]

     WITNESS the following signature(s) and seal(s):

                                        COOLSAVINGS.COM INC.

                                        By: /s/ Matthew Moog
                                            ------------------------------
                                             Name:  Matthew Moog
                                             Title: President
ATTEST:


________________________________________
Name: __________________________________
Title:__________________________________

                 SCHEDULE OF ADVANCES AND PAYMENTS OF PRINCIPAL

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                                                       Amount        Person's
     Date           Advance          Payment        Outstanding      Initials
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                                       7